UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2011

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2011, Community Bancorp.’s wholly-owned subsidiary, Community National Bank, Derby, Vermont (the “Bank”), issued a press release announcing the promotion of Louise Bonvechio to Senior Vice President and Chief Financial Officer of the Bank.  Prior to this promotion, Ms. Bonvechio had served as the Bank’s Vice President and Chief Financial Officer since January, 2008.  She has also previously served as the Vice President and Cashier (January, 2004 to January, 2008), the Bank’s Controller (January, 2003 to January, 2004) and as its Assistant Finance Officer (March, 2002 to March, 2003).

Ms. Bonvechio, age 50, is the sister of Community Bancorp. and Community National Bank Director Jacques C. Couture.

Additional information about Ms. Bonvechio’s background and experience is contained in the Company’s press release filed as Exhibit 99.1 to this Report.

As previously disclosed on Form 8-K filed on November 12, 2010, Board Chairman Richard C. White retired from the Company’s Board on January 1, 2011 and President and Chief Executive Officer Stephen P. Marsh succeeded him as Chairman as of such date.

Item 8.01  Other Events

On January 11, 2011, the Bank issued a press release announcing that Kathryn Austin has been promoted to Executive Vice President of Community Bancorp. and Community National Bank.

Ms. Austin, age 53, who was designated as one of the Bank’s executive officers in January, 2008, has worked for the bank for 31 years where she most recently served as the Bank’s Senior Vice President of Retail Banking since May, 2004.  She also serves as head of the Bank’s Human Resources and Marketing and Public Relations departments.  Previously, Ms. Austin served as the Bank’s Vice President and Human Resources Officer.

Additional information about the background and experience of Ms. Austin is contained in the Company’s press release filed as Exhibit 99.2 to this Report.

Item 9.01  Financial Statements and Exhibits

 (d)  Exhibits

The following exhibits are filed as part of this Report:

    99.1 - Text of Press Release dated January 12, 2011
    99.2 - Text of Press Release dated January 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: January 11, 2011	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer